UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2018

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On November 13, 2018, Monitronics International, Inc. (“Monitronics”), a wholly owned subsidiary of Ascent Capital Group, Inc., entered into Amendment No. 8 (“Amendment No. 8”) to the Credit Agreement dated as of March 23, 2012, by and among Monitronics, as borrower, Bank of America, N.A., as administrative agent and the lenders thereto (as amended, the “Credit Agreement”).

Amendment No. 8 amended the Credit Agreement, to, among other things, (a) permit the issuance of new 5.500%/6.500% Senior Secured Second Lien Notes, (b) reduce the Revolving Credit Commitments (as defined in the Credit Agreement) under the revolving portion of the Credit Facility (the “Credit Facility Revolver”) to $250,000,000, (c) create two separate classes of the existing term loan (the “Term Loan”) of the Credit Facility, (the “Extending Term Loan,” and the portion of the Term Loan that does not convert to Extending Term Loan, the “Non-Extending Term Loan”), (d) remove Monitronics’ ability to incur incremental equivalent debt under both the Credit Facility Revolver and the Term Loan, (e) increase the interest rates applicable to the Credit Facility Revolver and the Term Loan and (f) amend certain financial covenants.

The Non-Extending Term Loan matures on the earlier of 181 days prior to the scheduled maturity date (the “Springing Maturity Date”) of Monitronics’ outstanding 9.125% senior notes due 2020 (the “Existing Unsecured Notes”) if any Existing Unsecured Notes remain outstanding on such date, and September 30, 2022, and the Extending Term Loan matures on the earlier of the Springing Maturity Date, solely if more than $22,500,000 in principal amount of Existing Unsecured Notes is outstanding on such date, and September 30, 2022.

The Credit Facility Revolver matures on the earlier of the Springing Maturity Date solely if more than $22,500,000 in principal amount of Existing Unsecured Notes is outstanding on such date (provided that if (1) Monitronics makes a voluntary prepayment of Non-Extending Term Loans (or without the consent of the majority of the lenders under the Credit Facility Revolver if any payment of Non-Extending Term Loans is made on or after the maturity date thereof) or (2) less than all of the lenders under the Credit Facility Revolver are parties to Amendment No. 8, the Credit Facility Revolver will mature 181 days prior to the Springing Maturity Date if any Existing Unsecured Notes remain outstanding on such date), and September 30, 2021.

The Non-Extending Term Loan requires quarterly interest payments and quarterly principal payments of 0.25% of the principal amount of Non-Extending Term Loan outstanding on the effective date of Amendment No. 6 to the Credit Agreement. The Extending Term Loan requires quarterly interest payments and quarterly principal payments of (i) commencing with the first full fiscal quarter ending after the effective date of Amendment No. 8 and for the succeeding seven fiscal quarters thereafter (for a total of eight (8) quarters), $9,375,000, less amounts payable in respect of the Non-Extending Term Loan as described in the preceding sentence, up to an aggregate amount of $75,000,000 for all such payments in respect of the Term Loan, and (ii) commencing with the ninth fiscal quarter ending after the effective date of Amendment No. 8, 0.25% of the principal amount of the Extending Term Loan outstanding on the effective date of Amendment No. 8.

The Non-Extending Term Loan bears interest at LIBOR plus 5.50% subject to a LIBOR floor of 1.0%. The Extending Term Loan bears interest at LIBOR plus 6.50% per annum subject to a LIBOR floor of 1.0%. The Credit Facility Revolver bears interest at LIBOR plus 4.00% for revolving loans held by lenders that do not consent to Amendment No. 8 and 4.75% for revolving loans held by lenders that consent to Amendment No. 8, in each case, subject to a LIBOR floor of 1.0%. There is a commitment fee of 0.5% on unused portions of the Credit Facility Revolver.

The amendments to the Credit Agreement contained in Amendment No. 8 will become effective upon the satisfaction of certain conditions contained therein, provided that such conditions are satisfied on or prior to January 31, 2019. These conditions include, among others, (i) the issuance of the Second Lien Notes in accordance with terms in the Transaction Support Agreement (each as defined in Amendment No. 8), (ii) the receipt by Monitronics of $75,000,000 in cash from Ascent Capital Group, Inc. and (iii) the issuance of a ruling in the Convertible Noteholder Action (as defined in Amendment No. 8) denying the plaintiff’s motion for a preliminary injunction.

The foregoing description is qualified in its entirety by reference to Amendment No. 8, a copy of which is attached hereto as Exhibit 4.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and contained in Item 1.01 above in this Form 8-K is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 8 to the Credit Agreement, dated November 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018

ASCENT CAPITAL GROUP, INC.

	By:	/s/ Jeffery R. Gardner
		Name:	Jeffery R. Gardner
		Title:	Executive Vice President